As filed with the Securities and Exchange Commission on April 2, 2026

Registration Statement No. 333-294606

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SMX (Security Matters) Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	3590	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

+353-1-920-1000

Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen E. Fox, Esq. Samantha Guido, Esq. Ruskin Moscou Faltischek P.C. 1425 RXR Plaza East Tower, 15th Floor Uniondale, NY 11556 Tel: (516) 663-6580	Connor Manning Arthur Cox Ten Earlsfort Terrace Dublin 2 D02 T380

Approximate date of commencement of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

☒ Emerging growth company

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Company is subject to the ICA. Subject to exceptions, the ICA does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company. The exceptions allow a company to (i) purchase and maintain director and officer insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and (ii) indemnify a director or other officer against any liability incurred in defending proceedings, whether civil or criminal (a) in which judgement is given in his or her favor or in which he or she is acquitted or (b) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Under the Company’s Amended and Restated Memorandum and Articles of Association, subject to certain limitations and so far as may be permitted by the ICA, each director, officer or employee of the Company, and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of the Company or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court. However, any such indemnity shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the courts of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Company entered into indemnification agreements with each of the directors of the Company to provide contractual indemnification providing for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company, and to Lionheart if applicable or, at Lionheart’s request, service to other entities, as officers or directors occurring at or prior to the Merger Effective Time to the maximum extent permitted by applicable law.

The Company is also anticipated to maintain standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Company, and (2) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to any indemnification provision contained in the Company’s Amended and Restated Memorandum and Articles of Association or otherwise as a matter of law.

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Item 9. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description

1.1	Articles of Association of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, initially filed with the SEC on September 6, 2022).
1.2	Form of Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Annex C to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, initially filed with the SEC on September 6, 2022).
1.3	Deed of Variation-Scheme Implementation Deed, dated January 8, 2023, by and among Lionheart III Corp., Empatan Public Limited Company and Security Matters PTY (incorporated by reference to Annex B-2 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on January 12, 2023).
1.4	Constitution True Gold Consortium Pty Ltd. (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).
1.5	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form F-1 (Reg. No. 333-270674), as amended, initially filed with the SEC on March 17, 2023).
1.6	Amended Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 6-K filed with the SEC on August 18, 2023).
1.7	Further Amended Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 3.7 to the Registration Statement on Form F-1 (Reg. No. 333-274774), as amended, initially filed with the SEC on September 29, 2023).
1.8	Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed with the SEC on July 11, 2024).
1.9	Amended Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.9 to the Company’s Annual Report on Form 20-F, as amended, initially filed with the SEC on May 14, 2025).
1.10	Amended Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form F-1 (No. 333- 287437), as amended, filed with the SEC on June 20, 2025)
1.11	Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed with the SEC on June 12, 2025).
1.12	Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed with the SEC on August 5, 2025).
1.13	Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (Incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed with the SEC on November 14, 2025)
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Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed with the SEC on February 12, 2026)

2.1*	Description of Securities
2.2	Warrant Agreement, dated November 3, 2021, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Lionheart III Corp with the SEC on November 9, 2021)
2.3	Form of Warrant A (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)
2.4	Form of Warrant B (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)
2.5	Form of Warrant Agent Agreement with Respect to Warrant A, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)

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2.6	Form of Warrant Agent Agreement with Respect to Warrant B, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)
2.7	Form of New Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 6-K filed with the SEC on December 7, 2023).
2.8	Form of Warrant (incorporated by reference to Exhibit 2.17 to the Company’s Annual Report on Form 20-F, as amended, initially filed with the SEC on April 30, 2024).
2.9	Ordinary Share Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 6-K filed with the SEC on July 9, 2024).
2.10	Form of Series A Warrants (incorporated by reference to Exhibit 99.4 of the Company’s Report on Form 6-K filed with the SEC on September 16, 2024).
2.11	Rights Agreement, dated February 13, 2026 (incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on February 13, 2026)
2.12	Designation of Series A Preferred Shares (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-A filed with the SEC on February 13, 2026)
4.71*	Form of Preference Share Certificate
4.72*	Form of Warrant Agreement for Ordinary Shares and Warrant Certificate
4.73*	Form of Warrant Agreements for Preferred Shares and Warrant Certificate
4.74*	Form of Warrant Agreement for Debt Securities and Warrant Certificate
4.75*	Form of Note.
4.76*	Form of Unit Agreement and Unit.
4.77*	Form of Rights Agreement and Right Certificate.
4.78****	Form of Indenture for Senior Debt Securities Between the Registrant and Trustee to be designated
4.79****	Form of Indenture for Subordinated Debt Securities between the Registrant and Trustee to be designated
5.1**	Opinion of Arthur Cox
8.1	List of Subsidiaries of the Company. (incorporated by reference to Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025)
10.1*	Form of Securities Purchase Agreement or other similar agreement
11.1	Company’s Code of Conduct and Business Ethics (incorporated by reference to Exhibit 11.1 to the Company’s Annual Report on Form 20-F filed with the SEC on May 1, 2023).
11.2	Company’s Insider Trading Policy (incorporated by reference to Exhibit 11.2 to the Company’s Annual Report on Form 20-F filed with the SEC on May 1, 2023).
15.1	Relevant Territories for withholding Tax on Dividends (incorporated by reference to Exhibit 15.1 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025)
23.1**	Consent of Ziv Haft, a member firm of BDO, independent registered public accounting firm
23.2**	Consent of Arthur Cox (included as part of Exhibit 5.1)
24.1**	Power of Attorney (included on signature page to the initial filing of the Registration Statement)
25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under an indenture.
107**	Filing Fee Table

* To be filed, if applicable, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or by incorporation by reference through a Report on Form 6-K filed in connection with an offering of securities.

** Previously Filed

*** To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

**** Filed herewith

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

(d) Filing Fee Table.

The Filing Fee Table and related disclosure is filed herewith as Exhibit 107.

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Item 10. Undertakings.

(a) The undersigned hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements; and

(5) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(c) The undersigned hereby undertakes:

(1) that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused and authorized this registration statement to be signed on its behalf by the undersigned.

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

April 2, 2026	By:	/s/ Haggai Alon
	Name:	Haggai Alon
	Title:	CEO

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Haggai Alon	Chairman of the Board of Directors and Chief Executive Officer	April 2, 2026
Haggai Alon	(Principal Executive Officer)

Director
Tan Cheong Hwai

*	Executive Vice President, Chief Strategy Officer,	April 2, 2026
Zeren Browne	Managing Director of trueGold, and Director

*	Director, and Interim Chief Financial Officer	April 2, 2026
Amir Bader	(Principal Financial and Accounting Officer)

*	Director	April 2, 2026
Daniel Peterlin

*	Director	April 2, 2026
Richard G. Hayes

*	Director	April 2, 2026
Pebble Sia Huei-Chieh

*	Haggai Alon, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signed above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.

April 2, 2026	By:	/s/ Haggai Alon
	Name:	Haggai Alon
	Title:	Attorney-in-Fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this registration statement on Form F-3 has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on April 2, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title	Managing Director

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